UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     February 8, 2006

    Beach First National Bancshares, Inc.
(Exact name of registrant as specified in its charter)

    South Carolina
(State or other jurisdiction of incorporation)

000-22503	58-1030117
(Commission File Number)	(IRS Employer Identification No.)

1550 Oak Street, Myrtle Beach, South Carolina (Address of principal executive offices)	29577 (Zip Code)

    (843) 626-2265
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

        On February 8, 2006, Beach First National Bancshares, Inc. (“Seller”) entered into a Commercial Purchase Agreement with Ford Shelley, Jr. (“Buyer”) related to the sale of its main office located at 1550 Oak Street, Myrtle Beach, South Carolina for $1.5 million. Closing, which is scheduled for March 2006, is expressly contingent upon Seller and Buyer entering into a lease agreement wherein Seller will lease back the property from Buyer upon the following general terms and conditions: (1) term: closing until July 31, 2006; (2) rental: $9,500 per month; (3) renewal: monthly basis until September 30, 2006; and (4) maintenance, taxes and insurance: paid by Seller. A new headquarters, being built in partnership with Nelson Mullins Riley & Scarborough, LLP, is expected to open in summer 2006 at the corner of 38th Avenue North and Grissom Parkway.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACH FIRST NATIONAL BANCSHARES, INC. By: /s/ Richard N. Burch Name: Richard N. Burch Title: Chief Financial Officer

Dated:  February 14, 2006